UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 3, 2016

Capella Education Company
(Exact name of registrant as specified in its charter)

Minnesota	001-33140	41-1717955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 South 6th Street, 9th Floor Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (888) 227-3552

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 3, 2016, we held our annual meeting of shareholders in Minneapolis, Minnesota. Set forth below are the final voting results on each matter submitted to a vote of security holders at our annual meeting. Each proposal is described in detail in our Proxy Statement filed on March 22, 2016.

Proposal No. 1    Proposal to elect 11 directors to serve until the next annual meeting of shareholders and until their successors have been duly elected and qualified. The following directors were elected by the votes listed below:

Director's Name	For	Withhold Authority	Broker Non-Votes
Rita D. Brogley	10,514,687	114,778	342,072
H. James Dallas	10,575,424	54,041	342,072
Matthew W. Ferguson	10,575,424	54,041	342,072
J. Kevin Gilligan	10,261,370	368,095	342,072
Michael A. Linton	10,514,687	114,778	342,072
Michael L. Lomax*	3,088,418	7,541,047	342,072
Jody G. Miller	10,448,494	180,971	342,072
Stephen G. Shank	10,160,266	469,199	342,072
David W. Smith	10,387,973	241,492	342,072
Jeffrey W. Taylor	10,387,973	241,492	342,072
Darrell R. Tukua	10,451,872	177,593	342,072

*Dr. Lomax received fewer votes than other directors, due to Dr. Lomax attending slightly less than 75% of the total of all board and committee meetings, as disclosed in our Proxy Statement. The board considered the significant contributions Dr. Lomax makes to the board and his commitment to ensure his participation in future board meetings. In addition, we are taking steps to improve our process around director attendance, particularly in the context of setting special meetings. Accordingly, the board believes that Dr. Lomax’s continued service on the board is in our shareholders’ best interests and does not foresee future concerns about Dr. Lomax’s meeting attendance.

Proposal No. 2    Proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. The proposal passed based on the votes listed below.

	For	Against	Abstain
Total Shares Voted	10,816,042	154,043	1,452

Proposal No. 3    Proposal to approve, on an advisory basis, the compensation of our named executive officers as disclosed in our Proxy Statement. The proposal passed based on the votes listed below

	For	Against	Abstain	Broker Non-Votes
Total Shares Voted	10,008,731	615,736	4,998	342,072

Proposal No. 4     Proposal to re-approve the Company Incentive Bonus Plan as disclosed in our Proxy Statement. The proposal passed based on the votes listed below.

	For	Against	Abstain	Broker Non-Votes
Total Shares Voted	10,374,574	189,816	65,075	342,072

As of the close of business on the record date for the meeting, which was March 7, 2016, there were 11,755,330 shares of common stock outstanding and entitled to vote at the meeting. Each share of common stock was entitled to one vote per share.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAPELLA EDUCATION COMPANY

Date: May 3, 2016	By	/s/ Renee L. Jackson
Renee L. Jackson
Vice President and General Counsel